UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2011

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

On August 23, 2011, Hyatt Corporation (“Hyatt”), a subsidiary of Hyatt Hotels Corporation, entered into an Amended and Restated Asset Purchase Agreement (the “Amended APA”) with LodgeWorks, L.P. and its private equity partners (collectively, “LodgeWorks”), modifying certain provisions of that certain Asset Purchase Agreement, dated as of July 13, 2011, between LodgeWorks, L.P., Sierra Suites Franchise, L.P., the other seller parties thereto, and Hyatt Corporation (the “Purchase Agreement”). Hyatt Hotels Corporation filed a copy of the Purchase Agreement as Exhibit 10.1 to the Current Report on Form 8-K filed on July 14, 2011.

The Amended APA amends and restates the Purchase Agreement to, among other things, (i) provide that Hyatt will acquire twenty (20) hotels and certain additional assets (the “Purchased Assets”) from LodgeWorks for $661,128,000 in cash, plus a contingent amount of up to an additional $1,750,000 in consideration of other matters, all pursuant to the terms and subject to the conditions set forth in the Amended APA, (ii) provide that Hyatt will retain management and/or franchise rights with respect to the four (4) hotels that are no longer among the Purchased Assets, (iii) provide that the due diligence period will close as of the execution of the Amended APA and that the deposit made by Hyatt in the amount of $10,000,000 that was refundable during the due diligence period is nonrefundable as of the execution of the Amended APA, and is subject to forfeiture in the event Hyatt terminates the Amended APA other than as a result of the failure of certain closing conditions and (iv) subject the release of certain holdback funds to achievement of defined economic hurdles.

The foregoing is a summary of the material terms of the Amended APA and not a complete description of the Amended APA. Accordingly, the foregoing description of the Amended APA is qualified in its entirety by reference to the full text of the Amended APA, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Amended APA has been included as an exhibit to this filing to provide investors and security holders with information regarding its terms and is not intended to provide any other factual information about Hyatt or Hyatt Hotels Corporation.

Item 9.01: Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

10.1	Amended and Restated Asset Purchase Agreement, dated as of August 23, 2011, between LodgeWorks, L.P., Sierra Suites Franchise, L.P., the other seller parties thereto, and Hyatt Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hyatt Hotels Corporation

Date: August 24, 2011	By:	/s/ Harmit J. Singh
Harmit J. Singh
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	Amended and Restated Asset Purchase Agreement, dated as of August 23, 2011, between LodgeWorks, L.P., Sierra Suites Franchise, L.P., the other seller parties thereto, and Hyatt Corporation